MCF's Taxpayer
                                                              Identification No.

                               AMENDED AND RESTATED
                                  1997 TERM LOAN                      57-0879569
                                 PROMISSORY NOTE

$4,461,111.12
                                                                    June 2, 1998
                                                        Columbia, South Carolina

     FOR VALUE RECEIVED, MARTIN COLOR-FI, INC., a South Carolina corporation ("MCF") for itself and as successor by merger to Custom Colorants, Inc. and Palmetto Spinning Corporation, STAR FIBERS CORP., a special purpose South Carolina corporation ("Star Fibers") and BUCHANAN INDUSTRIES, INC., a South
Carolina corporation ("BI") (MCF, Star Fibers and BI are individually or collectively as the context requires, referred to as "Borrower" or "Borrowers"), jointly and severally, promise to pay to the order of NATIONSBANK, N.A., a national banking association ("Bank") at its offices in Columbia, South Carolina (or at such other place or places as the Bank may designate) the principal sum of up to Four Million Four Hundred Sixty One Thousand One Hundred Eleven and 12/100 DOLLARS ($4,461,111.12) under the terms and conditions of this Amended and Restated 1997 Term Loan Promissory Note (the "1997 Term Note") and in accordance with that certain Fourth Amended and Restated Revolving Credit Loan and Security Agreement by and between Borrowers and Bank dated as of September 30, 1997 (as further amended or modified, the "Loan Agreement"). This 1997 Term
Note is secured by liens on all of Borrowers' assets pursuant inter alia to various documents and instruments, including but not limited to, (i) Security Agreements dated as of July 14, 1994 and August 9, 1995 (collectively, as amended or modified, the "Security Agreements") (ii) Mortgages, Deeds to Secure Debts, Security Deeds and other instruments dated as of July 14, 1994 and August 9, 1995 (collectively, as amended or modified, the "Mortgage Instruments"); and
(iii) other agreements by and between Borrowers and Bank. All of the terms, conditions and covenants of the Loan Agreement, the Security Agreements and the Mortgage Instruments are expressly made a part of this 1997 Term Note by reference in the same manner and with the same effect as if set forth herein at length and any holder of this 1997 Term Note is entitled to the benefits of and remedies provided in the Loan Agreement, the Security Agreements, the Mortgage Instruments and other agreements by and between the Borrowers and the Bank. Any Event of Default under the Loan Agreement is an Event of Default under the terms of this 1997 Term Note.

     Definitions. As used herein:

     "Prime Rate" shall mean the fluctuating rate of interest established by Bank from time to time, at its discretion, whether or not such rate shall be otherwise published. The Prime Rate is established by Bank as an index or base rate and may or may not at any time be the best or lowest rate charged by Bank on any


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     loan.

All other capitalized terms not otherwise defined in this 1997 Term Note shall have the meaning ascribed to such term in the Loan Agreement.

     Interest. Interest on the principal outstanding of the 1997 Term Loan shall accrue at a fluctuating rate per annum equal to the Prime Rate plus one-half of one percent (0.50%), with changes to be effective as of the date of any such change. Interest shall be calculated on the basis of a 360 day year and actual number of days elapsed.

     Repayment of Principal and Payment of Interest. On each of June 12, 1998 and July 12, 1998, all accrued but unpaid interest shall be due and payable. Commencing on August 12, 1998 and continuing thereafter on the twelfth (12th) day of each month thereafter, equal installments of principal in the amount of $101,388.89 plus all accrued but unpaid interest shall be due and payable, with a final payment of all outstanding principal plus all accrued but unpaid interest due and payable June 2, 1999. Additionally, if the Term Loan has been satisfied in full, Borrowers shall make additional payments to Bank to satisfy Borrowers' obligations under the 1997 Term Loan (each, a "1997 Income Recapture Payment") in the amount equal to the amount, if any, otherwise required to be used to satisfy the Term Loan in accordance with Section 3.2 of the Loan Agreement and the Term Note designated as "Income Recapture Payments". Any such 1997 Income Recapture Payment must be made when the Income Recapture Payments would have been due if the Term Loan has not been satisfied. So long as no Event of Default shall have occurred or is continuing, each 1997 Income Recapture
Payment shall be applied to principal outstanding under the 1997 Term Loan in the inverse order of scheduled maturities.

     Acceleration. If payment of all sums due hereunder is accelerated under the terms of the Loan Agreement or if payment is not made in full at maturity of this 1997 Term Note, the then outstanding principal and all accrued but unpaid interest shall bear interest at the rate provided for hereunder plus four percent (4%) per annum until such principal and interest have been paid in full; provided, however, that in no event shall this or any other provision herein permit the collection of any interest which would be usurious under the law governing this transaction, and if any such interest is collected, the amount above the maximum rate permitted by law shall be deemed to be a principal payment hereunder.

     Prepayment. Borrowers may prepay the 1997 Term Loan in whole or in part without penalty or premium; provided, any such prepayment shall be applied to principal in the inverse order of scheduled maturities.

     Late Charges. In the event any payment of interest or principal is delinquent more than fifteen (15) days, Borrowers will pay to Bank a late charge of four percent (4%) of the amount of the overdue payment. This provision for late charges shall not be deemed to extend the time for payment or be a "grace period" or "cure period" that gives the Borrowers a right to cure a Default Condition, except as provided in the Loan Agreement. Imposition of late charges is not contingent upon the giving of any notice or lapse of any cure period provided for in the Loan Agreement.

     Application of Payments. All sums received by the Bank for application to the

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1997 Term Loan may be  applied  by the Bank to late  charges,  expenses,  costs, interest, principal and other amounts owing to the Bank in connection with the 1997 Term Loan or the other Loans in the order selected by the Bank in its sole discretion.

     Expenses. In the event this 1997 Term Note is not paid when due at any stated or accelerated maturity, Borrowers jointly and severally will pay, in addition to principal and interest, all costs of collection, including reasonable attorneys' fees.

     Governing Law. This 1997 Term Note shall be governed by, and construed in accordance with, the laws of the State of South Carolina.

     Non-waiver. The failure at any time of Bank to exercise any of its options or any other rights hereunder shall not constitute a wavier thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date. All rights and remedies of Bank shall be cumulative and may be pursued singly, successively or together, at the option of Bank. The acceptance by Bank of any partial payment shall not constitute a waiver of any Event of Default or of any of Bank's rights under this 1997 Term Note or the other Loan Documents. No waiver of any of its rights hereunder, and no modification or amendment of this 1997 Term Note, shall be deemed to be made by Bank unless the same shall be in writing, duly signed on behalf of Bank; and each such waiver, if any, shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Bank or the obligations of the Borrowers to Bank in any other respect at any other time.

     Partial Invalidity. The unenforceability or invalidity of any provision of this 1997 Term Note shall not affect the enforceability or the validity of any other provision herein and the invalidity or unenforceability of any provision of this 1997 Term Note or of the Loan Documents to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

     Jurisdiction and Venue. In any litigation in connection with or to enforce this 1997 Term Note or any endorsement or guaranty of this 1997 Term Note or any Loan Documents, Borrowers, irrevocably consent to and confer personal jurisdiction on the courts of Richland County, State of South Carolina or the United States courts located within the State of South Carolina, and expressly waive any objections as to venue in any such courts, and agree that service of process may be made on Borrowers by mailing a copy of the summons and complaint by registered or certified mail, return receipt requested, to their respective addresses. Nothing contained herein shall, however, prevent Bank from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available by applicable law.

     ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS 1997 TERM NOTE OR ANY RELATED NOTES OR INSTRUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL

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ARBITRATION ACT (OR IF NOT APPLICABLE,  THE APPLICABLE  STATE LAW), THE RULES OF
PRACTICE AND PROCEDURE FOR THE ARBITRATION OR COMMERCIAL DISPUTES OR JUDICIAL ARBITRATION AND MEDIATION SERVICES, INC. (J.A.M.S.) AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCE, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THE 1997 TERM NOTE MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS 1997 TERM NOTE APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

     (A) SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE CITY OF BORROWER'S DOMICILE AT THE TIME OF THIS 1997 TERM NOTE'S EXECUTION AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATION; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR AN ADDITIONAL 60 DAYS.

     (B) RESERVATION OF RIGHTS. NOTHING IN THIS 1997 TERM NOTE SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS 1997 TERM NOTE; OR (II) BE A WAIVER BY THE BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. ss.91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSURE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS 1997 TERM NOTE. NEITHER THE EXERCISE OR SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT TO ANY PARTY, INCLUDING THE CLAIMANT IN SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

     Bind Effect. This Note shall be binding upon and inure to the benefit of Borrowers and Bank and their respective successor, assigns, heirs and personal representatives, provided, however, that no obligations of the Borrowers hereunder can be assigned without prior written consent of Bank.

     NOTICE OF FINAL AGREEMENT. THIS WRITTEN PROMISSORY

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NOTE AND ANY OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL
AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     Amendment and Modification. This 1997 Term Note is intended to be an amendment to and a restatement of that certain 1997 Term Loan Promissory Note dated as of March 27, 1997 in the original principal amount of $5,000,000, and it is the intent of the Borrowers and Bank that this 1997 Term Note be construed as such and not as a novation.

     IN WITNESS WHEREOF, Borrowers have caused this 1997 Term Note to be duly executed under seal as of the day and year first above written.


                              [SIGNATURES OMITTED]





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